UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 26, 2011 (October 24, 2011)

ALR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-30414
(Commission File No.)

3350 Riverwood Pkwy
Suite 1900
Atlanta, Georgia   30339
(Address of principal executive offices) (Zip Code)

(678) 881-0002
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 6, 2011, we established a line of credit with our chairman, Sidney Chan, of up to $2.5 million for the exclusive purpose of funding the costs of sales and marketing program.  On October 13, 2011, we amended our line of credit agreement with Sidney Chan to provide that the undrawn proceeds of the loan may be used for the Company’s general corporate purposes, including funding the costs of sales and marketing activities.

ITEM 9.01                      EXHIBITS AND FINANCIAL STATEMENTS.

Exhibit	Document Description

10.1	Amended Credit Agreement with Sidney Chan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 26th day of October, 2011.

ALR TECHNOLOGIES INC.

BY:	SIDNEY CHAN
Sidney Chan
Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and a member of the Board of Directors